                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of Jore Corporation
Ronan, Montana

We consent to the use in this Registration Statement of Jore Corporation on Form S-1 of our report dated May 12, 1999, on the financial statements of Jore Corporation, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Seattle, Washington
May 12, 1999